Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jennifer G. Tejada, the Chief Executive Officer of PagerDuty, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of PagerDuty, Inc. for the fiscal quarter ended April 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PagerDuty, Inc.

Date: June 7, 2019
/s/ Jennifer G. Tejada
Jennifer J. Tejada
Chief Executive Officer
(Principal Executive Officer)

I, Owen Howard Wilson, the Chief Financial Officer of PagerDuty, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of PagerDuty, Inc. for the fiscal quarter ended April 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PagerDuty, Inc.

Date: June 7, 2019
/s/ Owen Howard Wilson
Owen Howard Wilson
Chief Financial Officer
(Principal Financial and Accounting Officer)